UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N Moore St, Suite 700 Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Over the course of June 16, 2016 through June 21, 2016, BTCS Inc. (the “Company”) issued a total of 49,841,033 shares of the Company’s common stock (the “Common Stock”) for the conversion of $597,409 of principal and accrued interest on the Senior Secured Convertible Notes issued December 16, 2015 (the “Notes”). The issuances were exempt from registration pursuant to Rule 506 under Regulation D, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuances. The dates of the issuances and the numbers of shares issued are as follows:

Date	Issued
June 16, 2016	5,900,000
June 17, 2016	3,250,417
June 20, 2016	9,238,446
June 21, 2016	31,452,170
Total Issued Shares	49,841,033

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. Following these issuances, there were 208,621,578 shares of our Common Stock issued and outstanding.

As a result of the Note conversions, the Company became obligated to issue, subject to certain limitations, the following additional securities: (i) issue 321,964,110 shares of Common Stock pursuant to “favored nations” provisions in certain common stockholder subscription agreements; and (ii) issue warrants to purchase 755,828,694 shares of Common Stock pursuant to both the terms of the warrants issued on December 16, 2016, and under the “favored nations” provisions in certain common stockholder subscription agreements. The Company must also lower the conversion price of the Company’s outstanding junior and senior convertible notes to $0.00822. The Company does not currently have sufficient authorized and unreserved shares to fulfill its obligations with respect to the issuance of new shares of Common Stock. While no assurances can be made, the Company intends to seek shareholder approval to adjust the Company’s capitalization or to seek releases from reservations of shares from certain investors.

Item 1.01 Entry Into a Material Definitive Agreement

On June 22, 2016 the Company entered into a Standstill and Leak-out Agreement (the “Agreement”) with all of the Note holders. The Note holders have agreed not to convert any Notes until July 1, 2016. Thereafter, and until September 19, 2016, each Note holder’s daily conversions will be limited to the greater of: (1) $7,500, and (2) five percent of the aggregate dollar value of Common Stock traded during the trading day immediately prior to the conversion date.

The foregoing does not purport to be a complete description of the terms of the Standstill and Leak-out Agreement and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description

99.1	Form of Standstill and Leak-out Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: June 22, 2016	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer